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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of ProAssurance Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003 in the following Registration Statements:

         Form S-3 No. 333-112613 pertaining to the ProAssurance Corporation Shelf Registration Statement;

         Form S-3 No. 333-109972 pertaining to the registration of $107,600,000 of 3.9% Convertible Senior Debentures and ProAssurance Corporation shares of common stock under this shelf registration;

         Form S-8 No. 333-111136 pertaining to the Amended and Restated ProAssurance Corporation Stock Ownership Plan;

         Form S-8 No. 333-81444 pertaining to the ProAssurance Corporation Incentive Compensation Stock Plan;

         Form S-8 No. 333-49378 pertaining to the Medical Assurance, Inc. Incentive Compensation Stock Plan and Professionals Group, Inc. 1996 Long Term Stock Incentive Plan assumed by ProAssurance Corporation.

Birmingham, Alabama
March 9, 2004